UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 4, 2008

Harsco Corporation
(Exact name of registrant as specified in charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 717-763-7064

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Credit Facility
On February 4, 2008, an amending agreement (the “Amending Agreement”), among Harsco Finance B.V. and Harsco Investment Limited as borrowers, Harsco Corporation as guarantor and the Royal Bank of Scotland acting as agent for National Westminster Bank plc (the “Lender”) became effective, extending the term of the $50,000,000 credit facility (the “Facility Agreement”) among the parties originally entered into on December 15, 2000.  The facility serves as back-up to the Company’s commercial paper programs and also provides available financing for the Company’s European operations.  Borrowings under this facility are available in most major currencies with active markets at interest rates based upon LIBOR plus a margin.  As of December 31, 2007 there were no borrowings outstanding under this facility.

As a result of the Amending Agreement, (i) the final maturity date for any revolving loans not converted into a term loan has been extended until December 10, 2008 (with such date subject to further extension); (ii) the final maturity date for each term loan converted from a revolving loan has been extended to December 10, 2009; and (iii) the final maturity date for any further term loan requested has been changed to December 10, 2009.

After giving effect to the Amending Agreement, the Facility Agreement continues to contain usual and customary affirmative and negative covenants and customary events of default that would permit the lenders to accelerate the loans if not cured within applicable grace periods, including the failure to make timely payments under the Facility Agreement, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

The foregoing description of the Amending Agreement and certain provisions of the Facility Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amending Agreement, which is attached hereto as Exhibit 10.1, the full text of the Facility Agreement previously filed with the Commission and by reference to the description of our debt and credit agreements contained in the Company’s Form 10-K for the year ended December 31, 2006 and Form 10-Q for the period ended September 30, 2007.  From time to time, the Lender provides customary commercial and investment banking services to the Company.

Item9.01.	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit 10.1.    Amending Agreement to the Credit Facility

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION (Registrant)

DATE February 7, 2008	By:	/s/ Stephen J. Schnoor
Stephen J. Schnoor
Senior Vice President and Chief Financial Officer

Exhibit Index

10.1.           Amending Agreement to the Credit Facility